Registration Statement Nos. 333-202913 and 333-180300-03
Dated May 4, 2015
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. IR-I TO PROSPECTUS SUPPLEMENT
DATED MAY 4, 2015 TO PROSPECTUS DATED MAY 4, 2015

Credit Suisse AG

Securities Linked to One or More Reference Rates

This product supplement sets forth terms that will apply generally to the securities offered by this product supplement, which we refer to as the “securities.” The specific terms of a particular issuance of securities, including the calculation of any amount due on the securities, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, the underlying supplement, if applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.”  If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The securities are senior unsecured obligations of Credit Suisse AG, acting through one of its branches, the return on which is linked to one or more interest rates (each, a “reference rate”), as specified in the applicable pricing supplement. Any payment on the securities is subject to our ability to pay our obligations as they become due. The securities will not be listed on any securities exchange.

The maturity date of the securities will be specified in the applicable pricing supplement, subject to adjustment if the scheduled maturity date is not a business day, and subject to acceleration and early redemption, if applicable.

The redemption amount you will be entitled to receive at maturity will be determined as set forth in the applicable pricing supplement.

The securities will accrue interest at a rate per annum from and including the issue date of the securities to but excluding the earlier of the maturity date and the early redemption date, as the case may be. The applicable pricing supplement will set forth the manner in which interest will be calculated and the interest payment dates applicable to the securities.

For each offering of securities, the applicable pricing supplement will specify the manner in which interest will be calculated on the securities being offered as well as certain terms specific to such securities, including:

•	whether the securities are fixed rate securities, floating rate securities or floating rate/fixed rate securities;

•	whether interest is payable annually, semi-annually, quarterly, monthly or otherwise;

•	whether the securities are subject to a maximum rate and/or minimum rate;

•	the spread and/or multiplier, if applicable; and

•	whether the accrual of interest requires that the level of the reference rate remain within a specific range.

We may specify in the applicable pricing supplement that the securities are subject to an early automatic call and/or early redemption at our option. We refer to such early automatic call or redemption at our option as “early redemption.” We will provide at least five business days’ notice of any early redemption. You will be entitled to receive only the principal amount of your securities and any accrued but unpaid interest to but excluding the early redemption date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is May 4, 2015

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the securities in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

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SUMMARY

The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the securities. All the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement, the underlying supplement, if applicable, and the accompanying prospectus supplement and prospectus. The pricing supplement for the securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the securities and how is interest on the securities calculated?

The securities are senior unsecured medium-term notes issued by us, the return on which is linked to one or more reference rates. Subject to acceleration and early redemption, if applicable, you will be entitled to receive a redemption amount at maturity that will equal the principal amount of the securities you hold plus any accrued and unpaid interest. Any payment due on the securities will be subject to our ability to pay our obligations as they become due.

For each offering of securities, the one or more reference rates relevant to the securities, the interest payment dates and the manner in which interest will be calculated, as well as any other terms specific to the securities, will be specified in the applicable pricing supplement. See “Description of the Securities.”

Are there risks involved in investing in the securities?

An investment in the securities involves risks. Please see the “Risk Factors” section beginning on page PS-3.

Do the securities guarantee the return of my investment?

The payment of any amount due on the securities will be determined pursuant to the terms described in the applicable pricing supplement. In addition, any payment on the securities is subject to our ability to pay our obligations as they come due.

Will I receive interest payments on the securities?

The applicable pricing supplement will specify whether interest payments will be paid on the securities and the applicable rate per annum as well as any terms and conditions relating to the calculation and payment of such interest.

Will there be an active trading market in the securities?

The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the trade date. The estimated value of the securities on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the Price to Public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 90 days.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Will the securities be distributed by affiliates of the Issuer?

CSSU is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax considerations of investing in the securities?

Please refer to “Material United States Federal Income Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

What will I receive if you redeem the securities before maturity?

If specified in the applicable pricing supplement, we may redeem the securities prior to maturity under circumstances set forth in the applicable pricing supplement. If the securities are redeemed prior to the maturity date, you will be entitled to receive only the principal amount of the securities or such other amount as specified in the applicable pricing supplement, and any accrued but unpaid interest to but excluding the early redemption date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the early redemption date to the scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities. For additional information, please refer to “Description of the Securities—Early redemption; defeasance” herein.

RISK FACTORS

A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the securities.

The securities may not pay more than the principal amount, plus accrued and unpaid interest, at maturity or upon early redemption

You will be entitled to receive only the principal amount of your securities, plus accrued and unpaid interest, at maturity or upon early redemption. The return of the principal amount of your securities at maturity may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

The securities are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay all amounts due on the securities, and therefore, investors are subject to our credit risk. Any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads are likely to adversely affect the value of your securities prior to maturity.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the Securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the Securities.

The securities are intended to be held to maturity

If the redemption amount at maturity is equal to the principal amount of the securities held, plus accrued and unpaid interest, you will be entitled to receive such amount if you hold your securities until maturity, regardless of the reference rate and subject to the credit risk of Credit Suisse. However, if you choose to and are able to sell your securities in the secondary market prior to maturity (the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities), you will receive only the price for which you are able to sell your securities, which may be less than their principal amount. You should be willing and able to hold your securities to maturity.

The return on the securities may vary and may be less than that of other debt securities of comparable maturity or less than interest rates available in the market

The rate of interest paid on the securities for each interest period may vary based on the reference rate specified in the applicable pricing supplement, taking into account any applicable spread or multiplier. As a result, the return on the securities (the effective yield to maturity) may be less than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other debt securities of ours.

Although the securities provide for the repayment of the stated principal amount at maturity, you may nevertheless suffer a loss on your investment in the securities, in real value terms, if you receive below-market or no floating interest payments during the term of the securities.  This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that provides a certain or market-rate return over its term.  The potential loss in real value terms will likely be greater the longer the term of the securities.

The securities may not pay any interest

The applicable pricing supplement will specify any specific terms and conditions relating to, among other things, the calculation and payment of interest. You will not receive any interest payment for any interest period for which the applicable interest rate is zero. In particular, if the reference rate for your securities is a floating rate, such floating rate could be zero for extended periods during the term of the securities or for the entire term. If the applicable interest rate is zero for every interest period during the term of the securities, you will not receive any interest payments on the securities and you will be entitled to receive only the principal amount of your securities at maturity, subject to the credit risk of the issuer.

The interest rate on the securities could be limited by a maximum rate

If the applicable pricing supplement specifies a maximum rate, the interest rate for any interest period will be limited by such maximum rate. The maximum rate will limit the amount of interest you may receive for each interest period, even if the floating rate, as adjusted by any multiplier and/or spread, in any such interest period, would have otherwise resulted in an interest rate greater than the maximum rate. As a result, if the interest rate for any interest period without taking into consideration the maximum rate would have been greater than the maximum rate, the securities will provide you less interest income than an investment in a similar instrument that is not subject to a maximum interest rate.

The manner in which floating rates are determined may change during the term of the securities

There can be no assurance that the manner in which any floating rate is determined will not change during the term of the securities. If your securities are linked to a floating rate, any changes in the method used to determine such floating rate could reduce the interest rate payable on your securities. Accordingly, the value of your securities may be significantly reduced. In addition, if a floating rate is substantially altered, or is not quoted on the applicable Reuters page, Bloomberg page or other reference page, or any substitute page thereto, on the relevant determination date, a substitute reference source or alternate method of calculation may be employed by the calculation agent to determine such floating rate, which may adversely affect the value of your securities.

You will have no rights against the publisher of the reference rate(s)

You will have no rights against the publisher of the reference rate(s), even though any interest you may receive during the term of the securities will depend on the reference rate(s).  The publisher of the reference rate(s) is not in any way involved in this offering and has no obligation relating to the securities or the holders of the securities.

Floating rates may be volatile

Floating rates are subject to volatility due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

•	sentiment regarding underlying strength in the U.S., European and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in U.S., European and global credit markets;

•	central bank policy regarding interest rates; and

•	the performance of capital markets.

  If your securities are linked to a floating rate, adverse movements in such floating rate could result in a reduction of the interest payable on your securities, if any, and consequently a reduction in the value of your securities.

The level of a reference rate used to determine interest payments on the securities may differ from the level of such reference rate at various times during the term of the securities

If the level of a reference rate used to calculate the interest payments on the securities is determined on specified dates during the term of the securities (each, an “interest determination date”), the level of such reference rate at various times during the term of the securities, could be higher or lower than the level of such reference rate on the interest determination dates. This difference could be particularly large if there is significant volatility in the level of the reference rate during the term of the securities. For example, if prior to an interest determination date the level of a reference rate steadily increases from its initial level but then steadily decreases so that on such interest determination date it has returned to its initial level, the level of the reference rate used to calculate the applicable interest payment will be significantly less than the level of the reference rate at its peak.

Floating rate securities present investment considerations different from those of fixed rate securities

If the applicable pricing supplement specifies that the securities are floating rate securities with a spread or a multiplier, the rate of interest paid by us on the securities for each interest period will be linked to a floating rate, plus a spread or multiplied by a multiplier, as applicable. The return on such securities may be less than returns otherwise payable on debt securities issued by us with similar maturities. You may receive less interest on the securities than you would on other investment alternatives with similar maturities and credit.

Historical levels of any reference rate are not indicative of future levels

The future levels of any reference rate cannot be predicted based on historical levels. We cannot guarantee that the level of any reference rate will be at a level that would result in a positive return on your overall investment in the securities.

Holders of securities linked to a floating rate will receive interest payments that will be affected by changes in such floating rate. Such changes may be significant. Changes in a floating rate can result from the interaction of many factors over which we have no control.

The securities may be subject to early redemption, which would limit your opportunity to be paid interest over the full term of the securities

The applicable pricing supplement may specify that the securities are subject to early redemption. Any early redemption will be upon five business days notice and you will be entitled to receive only the principal amount of your securities and any accrued but unpaid interest to but excluding the early redemption date. In this case, you will lose the opportunity to continue to be paid interest from the early redemption date to the scheduled maturity date.

If specified in the applicable pricing supplement, we may have the right to redeem the securities at our option prior to maturity.  In determining whether to exercise our redemption right, we will consider various factors, including then current reference rate and our expectations about payments we will be required to make on the securities in the future.  If we have the right to redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests.  We are more likely to redeem the securities at a time when the performance of the reference rate is favorable from your perspective and we expect it to continue to be.  Accordingly, our redemption right may limit your potential to receive above-market interest payments.  Conversely, when the performance of the reference rate is unfavorable from your perspective or when we expect it to be so in the future, we are less likely to redeem the securities, so that you may continue to hold securities paying below-market or no interest for an extended period of time.  A decline in our creditworthiness may also reduce the likelihood that we would redeem the securities at a time when the market perceives a greater likelihood that we may default on the securities. If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same interest as the securities.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity

While the payment at maturity will be based on the full principal amount of your securities as described in the applicable pricing supplement, the original issue price of the securities includes each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. Such original issue price includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. Any such prices may differ from values determined by pricing models used by CSSU as a result of such compensation or other transaction costs. Any hedging activity by us or our affiliates in connection with the securities may result in us or our affiliates receiving a profit, even if the value of the securities declines.

There may be little or no secondary market for the securities

The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss. You should be willing and able to hold your securities to maturity.

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the relevant reference rate has appreciated during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

Securities with a relatively long term to maturity are subject to heightened risks

If the securities have a relatively long term to maturity, they will be riskier than securities with a shorter term.  For securities with a relatively long term to maturity, many of the risks of the securities will be heightened as compared to securities with a shorter term, because you will be subject to those risks for a longer period of time.  For example, because of the longer time horizon of a long-dated security, holders will be subject to greater risk that we may default on our obligations at some point prior to maturity of the securities.  In addition, if the floating interest rate on the securities falls and remains below market rates for an extended period of time, investors will be holding an underperforming investment and may be unable to redeploy their funds for an extended period of time.  Moreover, the value of a longer-dated security is typically less than the value of an otherwise comparable security with a shorter term, so that an investor who desires to sell the securities prior to maturity in order to invest in a better performing alternative investment may not be able to do so except at a substantial loss.

The United States federal income tax consequences of the securities are uncertain

No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under “Material United States Federal Income Tax Considerations” in this product supplement.

The value of the securities may be influenced by many factors that are unpredictable

Many economic and market factors will influence the value of the securities. We expect that, generally, the reference rate or rates on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the level of the reference rate. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	current and expected future levels of any relevant reference rate;

•	the expected and actual volatility in the reference rate;

•	the time remaining to the maturity of the securities;

•	interest and yield rates in the market, and the volatility of those rates;

•	the early redemption feature, if applicable, which is likely to limit the value of the securities;

•	geopolitical conditions and economic, financial, political and regulatory or judicial events that affect interest rates generally and which may affect any reference rate;

•	investors’ expectations with respect to the rate of inflation; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

The estimated value of the securities on the trade date may be less than the price to public

The initial estimated value of your securities on the trade date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The Price to Public of the securities includes the agent’s discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. Our option valuation models are proprietary. They take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

Effect of interest rate used in structuring the securities

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the trade date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary market prices” below.

Secondary market prices

If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the trade date. The estimated value of the securities on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the Price to Public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 90 days.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Our offering of the securities does not constitute a recommendation to invest in an instrument linked to the reference rate(s)

You should not take our offering of the securities as an expression of our views about how any reference rate will perform in the future or as a recommendation to invest in any instrument linked to any reference rate, including the securities.  As we are a global financial institution, our affiliates may, and often do, have positions (including short positions) that conflict with an investment in the securities. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities and any such research, opinions or recommendations could affect the level of any reference rate to which the securities are linked or the value of the securities

We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

There may be potential conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interest of us and our affiliates are potentially adverse to your interests as an investor in the securities.

For example, we, CSSU and/or any other affiliates may trade U.S. Treasury securities and other instruments the value of which is derived from U.S. Treasury securities, or financial instruments related to one or more of the reference rates, or enter into interest rate swap and option transactions, for our accounts and for other accounts under our management. We or our affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the reference rates. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect one or more of the reference rates and, accordingly, could affect the value of the securities and the amount of interest, if any, payable on securities.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Furthermore, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

Holdings of the securities by our affiliates and future sales may affect the value of the securities

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the securities may fall. The negative effect of such sales on the prices of the securities could be pronounced because secondary trading in the securities is likely to be limited and illiquid.

CREDIT SUISSE AG

Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly owned subsidiary of Credit Suisse Group AG. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH 8001 Zurich, Switzerland, and its telephone number is +41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus. Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the securities for all purposes under the securities.

Credit Suisse, Guernsey branch, was established in 1986 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, Les Echelons, South Esplanade, St. Peter Port, Guernsey GY1 3ZQ, Channel Islands, and its telephone number is +44-1481-724-569.

Credit Suisse, London branch, was established in 1993 in England and Wales, and is, among other things, a vehicle for various funding activities of Credit Suisse. The London branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The London branch is located at One Cabot Square, London E14 4QJ, United Kingdom, and its telephone number is +44-20-7888-8888.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

Credit Suisse, New York branch, was established in 1940 in New York, New York, and is, among other things, a vehicle for various funding activities of Credit Suisse. The New York branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The New York branch is located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

For further information about Credit Suisse, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-15 of the prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities.  The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any reference rate or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such reference rate, to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the levels of the reference rates. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the reference rate or the value of the securities, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the levels of the reference rates), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the reference rates. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any reference rate, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description.  The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents.  If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The securities are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the performance of one or more reference rates. The applicable pricing supplement will specify one or more reference rates to which the securities are linked, and will contain certain specific information and terms of that offering.

The securities will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will not be listed on any securities exchange.

The securities are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction.  Any payment on the securities is subject to our ability to pay our obligations as they become due.

Early redemption; defeasance

If specified in the applicable pricing supplement, the securities may be subject to an automatic early redemption and/or may be redeemable prior to maturity at our option (the automatic early redemption and redemption at our option together, “early redemption”), in each case in whole, but not in part, on such date or dates as specified in the applicable pricing supplement (the “early redemption date”), upon such notice, if applicable, as may be specified in the applicable pricing supplement (such date, the “early redemption notice date”).

If the securities are redeemed prior to the maturity date, you will be entitled to receive only the principal amount of the securities or such other amount as specified in the applicable pricing supplement, and any accrued but unpaid interest to but excluding the early redemption date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the early redemption date to the scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The securities are not subject to redemption at the option of any security holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Maturity date

The maturity date of the securities will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, and is subject to adjustment in accordance with the modified following business day convention (as defined below).

No interest payment or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

Subject to acceleration and early redemption, if applicable, the payment at maturity on the securities will equal the principal amount of securities plus any accrued and unpaid interest.

Interest

The securities will accrue interest at a rate per annum from and including the issue date of the securities to but excluding the earlier of the maturity date and the early redemption date, as the case may be.

The applicable pricing supplement will specify the frequency and manner in which interest will be paid on the securities as well as certain terms specific to the securities, including:

•	whether the securities are fixed rate securities, floating rate securities or floating rate/fixed rate securities;

•	whether interest is payable annually, semi-annually, quarterly, monthly or otherwise;

•	whether the securities are subject to a maximum rate and/or minimum rate;

•	the spread and/or multiplier, if applicable; and

•	whether the accrual of interest is subject to the level of the reference rate remaining within a specific range.

Definitions

The “initial level,” “final level,” “spread,” “multiplier,” “base rate,” “accrual barrier,” “maximum rate” and “minimum rate,” in each case, if applicable, will be defined in the applicable pricing supplement.

An “interest period” is the period beginning on and including the issue date of the securities to but excluding the first interest payment date, and each successive period beginning on and including a interest payment date to but excluding the next succeeding interest payment date, or as specified in the applicable pricing supplement.

The “determination dates” will be specified in the applicable pricing supplement.

The “interest payment dates” will be specified in the applicable pricing supplement. If a scheduled interest payment date is not a business day, such interest payment date will be adjusted according to the modified following business day convention.

A “U.S. government securities business day” is any day, other than a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for the purpose of trading in U.S. government securities.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York are generally authorized or obligated by law or executive order to close.

A “London business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in London, England are generally authorized or obligated by law or executive order to close.

On any relevant date, the “CMS rate” for a designated maturity (as specified in the applicable pricing supplement) means the rate for U.S. dollar interest rate swaps with a maturity of such designated maturity, expressed as a percentage, that appears on the Reuters Screen ISDAFIX1 Page (or any successor page as determined by the calculation agent) as of 11:00 a.m., New York City time, on the day that is two U.S. government securities business days (as defined below) preceding that relevant date. If such rate does not appear on the Reuters Screen ISDAFIX1 Page, the rate for that relevant date will be determined on the basis of the mid-market semi-annual swap rate quotations provided by a minimum of three banking institutions, which institutions will be selected by the calculation agent in its sole discretion, at approximately 11:00 a.m., New York City time, on the day that is two U.S. government securities business days preceding that relevant date. For purposes of this definition, “mid-market semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the designated maturity commencing on the relevant date and in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is USD-LIBOR-BBA with a designated maturity of three months. The calculation agent will request the principal New York City office of each banking institution selected by the calculation agent to provide a quotation of its rate. If at least three quotations are provided, the rate for the relevant date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If fewer than three quotations are provided as requested, the rate for the relevant date will be determined by the calculation agent in good faith and using its reasonable judgment.

“Day count fraction” means, in respect of the calculation of an amount of interest on any security for any period of time (from and including the first day of such period to but excluding the last) (a “calculation period”):

(a)           if “actual/actual” or “actual/actual—ISDA” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (A) the actual number of days in that portion of the calculation period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

(b)           if “actual/365” or “actual/365 (fixed)” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365;

(c)           if “actual/360” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 360;

(d)           if “30/360”, “360/360” or “bond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the calculation period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the calculation period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day, expressed as a number, of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the calculation period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(e)           if “30E/360” or “Eurobond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the calculation period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the calculation period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day, expressed as a number, of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the calculation period, unless such number would be 31, in which case D2 will be 30;

(f)           if “30E/360 (ISDA)” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the calculation period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the calculation period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day, expressed as a number, of the calculation period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the calculation period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

Discontinuance of a reference rate

If the calculation and publication of a reference rate is permanently canceled, then the calculation agent may identify an alternative rate that it determines, in its sole discretion, represents the same or a substantially similar measure or benchmark as that reference rate, and the calculation agent may deem that rate (the “successor reference rate”) to be the reference rate.  Upon the selection of any successor reference rate by the calculation agent pursuant to this paragraph, references in this product supplement or the applicable pricing supplement to the original reference rate will no longer be deemed to refer to the original reference rate and will be deemed instead to refer to that successor reference rate for all purposes.  In such event, the calculation agent will make such adjustments, if any, to any level of the applicable reference rate that is used for purposes of the securities as it determines are appropriate in the circumstances.  Upon any selection by the calculation agent of a successor reference rate, the calculation agent will cause notice to be furnished to us and the trustee.

If the calculation and publication of a reference rate is permanently canceled and no successor reference rate is chosen as described above, then the calculation agent will calculate the level of the reference rate on each subsequent date of determination in good faith and using its reasonable judgment.  Such level, as calculated by the calculation agent, will be the relevant reference rate for all purposes.

Notwithstanding these alternative arrangements, the cancellation of a reference rate may adversely affect interest payments on, and the value of, the securities.

Business day convention

If any date that is specified in the applicable pricing supplement to be subject to adjustment in accordance with a business day convention would otherwise fall on a day that is not a business day, then, if the business day convention specified is (A) the following business day convention, such date will be postponed to the next day that is a business day, (B) the modified following business day convention, such date will be postponed to the next day that is a business day unless it would thereby fall into the next calendar month, in which event such date will be brought forward to the immediately preceding business day, (C) the preceding business day convention, such date will be brought forward to the immediately preceding business day, or (D) the floating rate business day convention, such date will be postponed to the next day that is a business day unless it would thereby fall into the next calendar month, in which event (x) such date will be brought forward to the immediately preceding business day and (y) each subsequent such date will be the last business day of the month in which such date would have fallen had it not been subject to adjustment.

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair value of the securities as determined by at least three but not more than five broker  dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair value determinations available to the calculation agent.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the securities.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors—There may be potential conflicts of interest.”

Further issues

Without notice to or the consent of the registered holders of the securities, we may from time to time create and issue further securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Amendments

We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the securities for all purposes under the securities.

Notices

Notices to holders of the securities will be made by first-class mail, postage prepaid, to the registered holders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities.

This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and who purchase the securities at the “issue price” of the securities (as described below). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are a financial institution, a regulated investment company, a tax-exempt organization, a grantor trust, certain U.S. expatriates, an insurance company, a dealer or trader in securities or foreign currencies, a person (including traders in securities) using a mark-to-market method of accounting, a person subject to the alternative minimum tax, an investors whose functional currency is not the U.S. dollar, a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.

The discussion does not address tax consequences under state, local and foreign laws. The discussion does not address any other U.S. federal tax consequences (e.g. the estate tax and the gift tax) other than U.S. federal income tax. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you of the partnership’s purchase, ownership and disposition of the securities.

The United States federal income tax consequences to a U.S. Holder of securities will differ depending on the index used for the securities and other terms of the securities.  As discussed further below, one possibility is that the securities would be treated as fixed rate or “variable rate debt instruments” that either have original issue discount (“OID”) or do not have OID.  Another possibility is that the securities are treated as “contingent payment debt instruments.” The final possibility is that the securities are treated as “inflation-indexed debt instruments.”  Each of these possibilities has its own special tax accounting rules.  Application of rules to determine how a particular security will be treated will not be clear in certain cases, and no ruling is being requested from the Internal Revenue Service.  Each applicable Pricing Supplement or Pricing Sheet will contain an opinion of special tax counsel to Credit Suisse regarding which of the possible different treatments should apply to the securities issued thereunder.

Fixed Rate Notes

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a fixed rate debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting).

Fixed Rate Notes with OID

If we issue fixed rate debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity, the debt securities will be treated as having OID and will be referred to as OID notes. The difference between the issue price and the stated redemption price at maturity of the debt securities will be “OID. The “issue price” of the OID notes will be the first price at which a substantial amount of the OID notes is sold to the public (i.e., excluding sales of OID notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the OID notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an OID note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an OID note, you generally will be subject to the special tax accounting rules for OID obligations provided by the Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an OID note, you generally will be required to include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an OID note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of OID on that OID note for all days during the taxable year that you own the OID note. The daily portions of OID on an OID note are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the OID note, the amount of OID on an OID note allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the OID note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the OID note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.  The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the OID note in all prior accrual periods.

All payments on an OID note (other than qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent of the previously accrued discount and to the extent that the discount has not been allocated to prior cash payments on the note), and then as a payment of principal. The “annual yield to maturity” of an OID note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID note to equal the issue price. As a result of this “constant yield” method of including OID income, the amounts you will be required to include in your gross income if you invest in an OID note generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis. You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above.

Variable Rate Notes

A security that provides for a variable rate of interest (a “Variable Rate Note”) may qualify as a “variable rate debt instrument” if the conditions described below are met. A Variable Rate Note will qualify as a “variable rate debt instrument” if such Variable Rate Note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or 15% of the total noncontingent principal payments; and such Variable Rate Note provides for stated interest, compounded or paid at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A Variable Rate Note provides for stated interest at a qualified floating rate if (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which such Variable Rate Note is denominated; or (b) the rate is equal to such a rate multiplied by either (i) a fixed multiple that is greater than 0.65 but not more than 1.35, or (ii) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and (iii) the value of the rate on any date during the term of such Variable Rate Note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.  If such Variable Rate Note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of such Variable Rate Note, the qualified floating rates together constitute a single qualified floating rate.   A Variable Rate Note also will be considered to provide for stated interest at a single qualified floating rate if interest on such Variable Rate Note is stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate for a subsequent period, and either (a) the fixed rate and the qualified floating rate have values on the issue date of such Variable Rate Note that do not differ by more than 0.25% or (b) the value of the qualified floating rate is intended to approximate the fixed rate. A Variable Rate Note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of such Variable Rate Note or are not reasonably expected to significantly affect the yield on such Variable Rate Note.

For an interest rate to be treated as a single objective rate for these purposes, (a) the rate must be determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of Credit Suisse AG or of a related party and (b) the value of the rate on any date during the term of the security must be set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.  If a security bears interest at a single fixed rate for an initial period of one year or less, and then bears interest at an objective rate, then subject to the last sentence of this paragraph, the security will be treated as bearing interest at a single objective rate if the value of the objective rate is intended to approximate the fixed rate.  If the value of the objective rate on the issue date does not differ from the fixed rate by more than 25 basis points, the objective rate will be presumed to be intended to approximate the fixed rate.  No security will be considered to provide for stated interest at an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of such security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of such security’s term.

In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate, or is treated as providing for stated interest at a single qualified floating rate or objective rate pursuant to the rules stated in the two preceding paragraphs, and the stated interest is unconditionally payable at least annually, all stated interest on such Variable Rate Note is qualified stated interest.  Except as provided below under “Variable Rate Notes with OID” payments of interest on such Variable Rate Note are treated in accordance with such U.S. holder’s regular method of tax accounting, as described above under “Fixed Rate Notes—Payments or Accruals of Interest.”

Variable Rate Notes with OID

In general, a Variable Rate Note that provides for annual payments of interest at a single variable rate will be treated as having OID under the same rules applicable to fixed rate notes as described above.  The amount of OID that accrues for any accrual period will be determined under the same rules applicable to fixed rate notes, except that the amount is computed (a) by treating all state interest as qualified stated interest, (b) assuming for any qualified floating rate or qualified inverse floating rate, that the value as of that rate is fixed at its value of the issue date or in the case of an objective rate (other than a qualified inverse floating rate) that the value of that rate is fixed at a rate that reflects the reasonably expected yield on the instrument, and (c) increasing or decreasing the amount of qualified stated interest allocable to an accrual period to the extent the amount actually paid during the period exceeds or is less than the fixed amount assumed.

If a Variable Rate Note constitutes a variable rate debt instrument but does not provide for stated interest at a single qualified floating rate or objective rate, and does not provide for any fixed rate, a U.S. holder generally must determine the interest and OID accruals on such Variable Rate Note by (a) determining a fixed rate substitute for each variable rate provided under such Variable Rate Note (generally the value of the qualified floating rate or objective rate on the issue date), (b) constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above, (c) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument and (d) adjusting for actual variable rates during the applicable accrual period.

If a Variable Rate Note provides for stated interest either at one or more qualified floating rates, and also provides for stated interest at a single fixed rate (which fixed rate does not allow the Variable Rate Note to be treated as bearing interest at a single qualified floating rate under the rules described above), a U.S. holder generally must determine interest and OID accruals by using the method described in the previous paragraph. However, a Variable Rate Note will be treated, for purposes of the first three steps of the determination, as if such Variable Rate Note had provided for a qualified floating rate rather than the fixed rate. The qualified floating rate that replaces the fixed rate must be such that the fair market value of such Variable Rate Note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate rather than the fixed rate.

If a Variable Rate Note (such as a security the payments on which are determined by reference to an index) does not qualify as a variable rate debt instrument under the applicable regulations, then the Variable Rate Note would be treated as a contingent payment debt instrument.

Contingent Payment Debt Instruments

Certain securities we issue may be subject to the regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  In particular, range accrual securities and securities on which the interest rate does not qualify as a single objective rate or otherwise meet the requirements to be treated as an “inflation indexed debt instrument” (described below) will be subject to the Contingent Debt Regulations.  Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations.  As discussed more fully below, the effect of these Contingent Debt Regulations will be to (a) require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities; (b) require you to accrue OID, as described below, under at the “comparable yield”; and (c) generally result in ordinary rather than capital treatment of any gain and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

Under the Contingent Debt Regulations, you will be required to accrue an amount of OID for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals (a) the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the “comparable yield” (as defined below) of the securities, adjusted for the length of the accrual period; (b) divided by the number of days in the accrual period; and (c) multiplied by the number of days during the accrual period that you held the securities. The adjusted issue price of a debt security subject to the Contingent Debt Regulations will be its issue price increased by any OID previously accrued, determined without regard to any adjustments to OID accruals described below and decreased by the projected amounts of any payments previously made with respect to the securities (although, as indicated below, no amount is (for U.S. federal income tax purposes) projected to be paid prior to the maturity date).

The “comparable yield” of the securities is the rate that, as of the initial issue date of the securities, we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities.  In the applicable pricing supplement, pursuant to the Contingent Debt Regulations, we will furnish to you the comparable yield and solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments. For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we will assume that the securities will not be called and will be held until the maturity date, unless otherwise indicated in the pricing supplement.  For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your OID accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

If the actual contingent payment received differs from the projected payment, adjustments will be made for the difference.  If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional OID in such taxable year.  If, however, such payment is less than the amount of the projected payment, you will incur a negative adjustment equal to the amount of such deficit.  A negative adjustment will (a) first, reduce the amount of OID required to be accrued in the current year, (b) second, any negative adjustment that exceeds the amount of OID accrued in the current year will be treated as ordinary loss to the extent of your total prior OID inclusions with respect to the securities; and (c) third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

Inflation-Indexed Debt Instruments

A security is an “inflation-indexed debt instrument” if it (a) is issued for U.S. dollars and all payments are denominated in U.S. dollars, (b) each payment on the security, other than an allowed minimum guarantee payment, must be indexed for inflation by multiplying the notional amount of the payment by the ratio of the value of a reference index for the date of the payment to the value of the reference index on the issue date of the debt instrument and (c) the security must not be subject to any contingencies other than the inflation contingency.  For this purpose, a “reference index” is an index reset exactly once a month to a current value of a qualified inflation index with straight-line interpolation between resets.  A “qualified inflation index” is a general price or wage index published at least monthly by a U.S. Government agency.  Special OID rules apply to inflation indexed debt instruments.  If a security is an inflation indexed debt instrument, the applicable pricing supplement will describe the special rules that apply.

Optional Redemption

In general, if a security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date of such security, a U.S. holder must determine the yield and maturity of such security by assuming that the payments will be made according to the payment schedule, if any, that is more likely than not to occur.

Notwithstanding the general rules for determining yield and maturity, if a security is subject to contingencies, and either a U.S. holder or the issuer has an unconditional option or options that, if exercised, would require payments to be made on such security under an alternative payment schedule or schedules, then (i) in the case of an option or options that the issuer may exercise, the issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on such security and (ii) in the case of an option or options that a U.S. holder may exercise, it will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on such security. If both a U.S. holder and the issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. A U.S. holder may determine the yield on a security held by it for the purposes of those calculations by using any date on which such security may be redeemed or repurchased as the maturity date and the amount payable on the date that it chooses in accordance with the terms of such Note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur, contrary to an assumption made according to the above rules, then except to the extent that a portion of a security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, a U.S. holder must redetermine the yield and maturity of such Note by treating such Note as having been retired and reissued on the date of the change in circumstances for an amount equal to such Note’s adjusted issue price on that date.

Sale, Exchange, Redemption, Retirement or Other Taxable Dispositions of Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing OID and market discount, and will decrease by the amount of any payments other than qualified stated interest made on the debt security.

On the sale, exchange, redemption, retirement or other taxable disposition of a debt security, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to taxable to you as ordinary interest income) and your tax basis in the debt security.  The gain or loss that you recognize on the sale, exchange, redemption, retirement or other taxable disposition of a debt security generally will be capital gain or loss.  The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of such disposition.  Net long-term capital gain recognized by an individual U.S. holder is currently subject to tax at the lower rate than net short-term capital gain or ordinary income.  The ability of a U.S. holder to offset capital losses against ordinary income is limited.  In the case of securities subject to the Contingent Debt Regulations, any gain recognized would be treated as ordinary income.  Any loss recognized would be treated as ordinary loss to the extent of income previously recognized on the security, net of any negative adjustments made under the Contingent Debt Regulations, and any additional loss would be a capital loss.

Bond Premium

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. OID notes purchased at a premium will not be subject to the OID rules described above.

If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an OID note, the OID note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Fungibility Issue

We may, without the consent of the holders of outstanding securities, issue additional securities with identical terms. These additional securities, even if they are treated for non-tax purposes as part of the same series as the original securities, in some cases may be treated as a separate issue for U.S. federal income tax purposes.  In such a case, the additional securities may be considered to have been issued with OID even if the original securities had no OID, or the additional securities may have a greater amount of OID than the original securities. These differences may affect the market value of the original securities if the additional securities are not otherwise distinguishable from the original securities.

Securities Held Through Foreign Accounts

Under certain sections of the Hiring Incentives to Restore Employment Act (the “Act”) generally referred to as “FATCA” and finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) and certain affiliates unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  We intend to treat payments on the securities as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, the tax withheld will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments, provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the finalized regulations described above and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or six months after the date that final regulations defining the term “foreign passthru payment” are published.  Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your securities through a foreign financial institution or foreign entity, a portion of any payments made to you may be subject to 30% withholding.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and finalized regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.

 The Act further requires that, to the extent provided in regulations, the filing requirements described shall also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”). No final regulations have been issued defining “specified domestic entities” and an IRS Notice provided that reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which date will not be before January 1, 2013.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under these rules if you are an individual U.S. Holder (or, following the finalization of applicable regulations, if you are a specified domestic entity).  Penalties apply to any failure to file a required IRS Form 8938.  Additionally, in the event a U.S. Holder (either a specified individual or, following finalization of regulations, a specified domestic entity) does not file such form when required, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the securities.

Proposed Legislation on Certain Financial Instruments

Members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities).  These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect.  You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

Non-U.S. Holders Generally

In the case of a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”), and for whom income with respect to the securities is not effectively connected with the conduct of a trade or business in the United States, payments made with respect to the securities will not be subject to U.S. withholding tax, provided that (in addition to complying with the requirements discussed in the “Securities Held Through Foreign Accounts” section) such Non-U.S. Holder, (1) provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person, (2) is not a bank that has purchased the securities in the ordinary course of its trade or business of making loans, and (3) is not a “10-percent Shareholder” or a “related controlled foreign corporation,” each as defined in the Code.  To the extent these conditions are not met, a 30% withholding tax may apply to a portion of the payments on the securities, unless an income tax treaty reduces or eliminates such tax or the income is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder.  In the latter case, such Non-U.S. Holder should be subject to U.S. federal income tax with respect to all income from the securities at regular rates applicable to U.S. taxpayers.

Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We will sell the securities to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the securities it has purchased as principal to other dealers. Each Agent may sell securities to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

We may also sell securities to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the securities it has purchased as principal to other dealers. That Agent may sell the securities to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of securities that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of securities will be a new issue of securities with no established trading market. CSSU intends to make a secondary market in the securities. Any of our broker dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker dealer subsidiary or affiliate that does make a market in the securities may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. The securities will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•           Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•           Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the securities in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the securities or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the offering documents relating to the securities may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

NOTICE TO INVESTORS

Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores”) for approval. Accordingly, the securities may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the securities in Argentina.

 Bahamas

The securities may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The securities may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the securities may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The securities have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets.  The issuance of the securities has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”).  Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended.  Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil.  Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the securities in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the securities and further represents and warrants that it is not buying or selling the securities in connection with an invitation to buy or sell the securities to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”).  Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the securities (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the Securities

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the securities unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the securities have been registered with the Superintendencia de Valores y Seguros pursuant to Law No. 18,045, the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE SECURITIES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE SECURITIES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The securities have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the securities are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the securities will not be offered or sold: (i) by means of massive communication or general solicitation; or (ii) to more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the securities, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the securities in Costa Rica. Nothing in this document or any other documents, information or communications related to the securities shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the securities in the Costa Rica.

Dominican Republic

Nothing in this product supplement constitutes an offer of securities for sale in the Dominican Republic. The securities have not been, and will not be, registered with the Superintendence of Securities of the Dominican Republic (Superintendencia de Valores), under Dominican Securities Market Law No. 19-00 (“Securities Law 19-00”), and the securities may not be offered or sold within the Dominican Republic or to, or for the account or benefit of, Dominican persons (as defined under Securities Law 19-00 and its regulations). Failure to comply with these directives may result in a violation of Securities Law 19-00 and its regulations.

Ecuador

 (i)           to the extent the securities qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the securities cannot be publicly offered, sold or advertised within Ecuadorian territory; and

(ii)           to the extent the securities could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the securities in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the securities constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the securities may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the securities on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

 El Salvador

THE SECURITIES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE SECURITIES CANNOT BE PUBLICLY OFERRED OR SOLD IN EL SALVADOR; (II) THE SECURITIES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each of the Agents has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities which are the subject of the offering contemplated by this product supplement as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

 (a)           if the final terms or drawdown prospectus in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus, if not a drawdown prospectus, has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in the drawdown prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)           at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)           at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Agent or Agents nominated by the Issuer for any such offer; or

(d)           at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require the Issuer or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State, and by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each Agent has represented and agreed, and each further Agent appointed under this Programme will be required to represent and agree that, in relation to any offering of securities for which the Markets in Financial Instrument Directive 2004/39/EC, as amended (“MiFID”) applies, any commission or fee received from the Issuer complies with the applicable rules set out in MiFID.

Guatemala

A broker dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

(a)           The securities are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

(b)           The securities are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS SECURITY MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW,  LEGISLATIVE DECREE NO. 8-2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Hong Kong

No person has issued, or had in its possession for the purposes of issue, and no person will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The securities have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico.  The securities may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The securities, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same.  Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission).  Any representation to the contrary is unlawful.  Every investor of the securities must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the securities.

The offering and transferability of the securities is restricted and there will be no public market for them.

Investors may not act, in regard to the securities, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any securities must agree: (i) not to make an offer to resell said securities to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the securities through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The securities will not be subject to a public offering in the Republic of Peru.  Therefore, this document and other offering materials relating to the offer of the securities have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores) (SMV).  This document and other offering materials relating to the offer of the securities are being supplied only to those Peruvian institutional investors who have expressly requested it.  They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof.  In order for Peruvian Pension Funds to be offered and invest in the securities, all necessary registrations on a “Eligibility Registry”, managed by each Pension Fund, will need to be made, as required by Peruvian law.  Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the securities to determine their ability to invest in them. Accordingly, the securities may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

RESTRICTIONS ON TRANSFER

No holder of the securities may distribute or offer to sell any securities to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a holder of the securities to distribute or offer to sell a security to a Trinidad and Tobago resident:

(a)           if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

(b)           unless such consent is made conditional upon the holder of the securities ensuring that each purchaser of the securities enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any securities without their prior written consent.

Uruguay

The debt securities are not and will not be registered with the Central Bank of Uruguay. The debt securities are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The debt securities will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG